Exhibit 10.5
DIRECTOR
DEFERRED SHARE AGREEMENT

THIS AGREEMENT is made as of the ___ day of _____________ (the “Effective Date”) between Civeo Corporation, a British Columbia corporation (the “Company”), and _________________ (“Director”).

To carry out the purposes of the Amended and Restated 2014 Equity Participation Plan of Civeo Corporation (as amended from time to time, the “Plan”), by affording Director the opportunity to acquire shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1.     AWARD OF DEFERRED SHARES. Upon execution of this Agreement, the Company shall issue _____ Deferred Shares and any applicable Dividend Equivalents (as provided in Section 5 below) to Director. Director acknowledges receipt of a copy of the Plan, and agrees that this award of Deferred Shares shall be subject to all of the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2.     RIGHTS ATTACHING TO DEFERRED SHARES. As used herein, the term “Deferred Share” means an unfunded and unsecured right to acquire a share of Stock upon lapse of the Forfeiture Restrictions contained herein and in accordance with the settlement provisions described below. Director shall have no rights as a shareholder of the Company, no dividend rights, and no voting rights with respect to the Deferred Shares or any share underlying the Deferred Shares or issuable in respect of such Deferred Shares until such shares are actually issued to and held of record by Director. Except as expressly provided in Section 5 below, no adjustment will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such shares.

3.     FORFEITURE RESTRICTIONS. The Deferred Shares issued to Director pursuant to this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of other than by will or the laws of descent and distribution. In the event of termination of Director’s service on the Board of Directors of the Company (the “Board”) for any reason (other than as provided below), automatically upon such termination Director shall, for no consideration, forfeit to the Company all Deferred Shares granted hereunder to the extent such Deferred Shares are then subject to the Forfeiture Restrictions. For purposes of this Agreement, Director shall be considered to be in service on the Board as long as Director remains a Director of the Company, or any successor thereto. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final. The obligations to forfeit and surrender Deferred Shares to the Company upon termination from service on the Board are herein referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of such Deferred Shares. The Forfeiture Restrictions shall lapse as to the Deferred Shares granted hereunder on the earlier of (i) the first anniversary of the Effective Date or (ii) the date of the next Annual Shareholder’s Meeting of the Company following the Effective Date. Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to the Deferred Shares (a) immediately prior to the consummation of a Change of Control or (b) as of the date of termination of Director’s service on the Board due to his death or due to disability such that Director is incapable of serving on the Board for physical or mental reasons, as shall be determined by the Committee in its sole discretion, and its determination shall be final.

4.     SETTLEMENT OF DEFERRED SHARES; DELIVERY OF SHARES. Subject to the lapse of the Forfeiture Restrictions, the Deferred Shares granted hereunder will be settled upon the earlier of (i) Director’s

“Separation of Service” with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), which will generally occur upon Director’s cessation of providing services to the Company, or (ii) upon the consummation of a Change of Control, provided that such Change of Control is also a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code.

5.     DIVIDEND EQUIVALENTS. This grant of Deferred Shares includes a tandem right to Dividend Equivalents with respect to each Deferred Share. During the period between the Effective Date and the date the Deferred Shares granted hereunder are settled, each “Dividend Equivalent” shall entitle Director to receive, as evidenced by entry in a bookkeeping account, the equivalent value in cash of dividends paid on Stock, if and when declared. Dividend Equivalents shall be credited to Director’s bookkeeping account at the same time as dividends are paid to shareholders of the Company and shall be subject to the same Forfeiture Restrictions as apply to the Deferred Shares to which they are attached. Accrued Dividend Equivalents will be paid in cash, without interest, at the same time as the underlying Deferred Shares are settled pursuant to Section 4.

6.     CONSIDERATION. It is understood that the consideration for the issuance of Deferred Shares is Director’s agreement to render future services on the Board, which services shall have a value not less than the par value of such Deferred Shares.

7.     STATUS OF DEFERRED SHARES. Director agrees that the Deferred Shares and the shares of Stock issued in settlement thereof will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the Company may refuse to register the transfer of the shares of Stock issued in settlement of the Deferred Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (ii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock issued in settlement of the Deferred Shares.

8.     COMMITTEE’S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Deferred Shares.

9.     TAXES. Director is ultimately liable and responsible for all taxes owed in connection with the Deferred Shares. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of the Deferred Shares or the subsequent sale of any of the underlying shares of Stock. The Company does not commit and is under no obligation to structure this Agreement to reduce or eliminate Director’s tax liability.

10.       BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

11.      NON-ALIENATION. Director shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.

12.     NOT A SERVICE CONTRACT. This Agreement shall not be deemed to constitute a service contract, nor shall any provision hereof affect (i) the right to terminate Director’s service on the Board in accordance with the Company’s by-laws and applicable law or (ii) the terms and conditions of any other agreement between the Company and Director except as expressly provided herein.

13.     COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.     GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

15. REFERENCES. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan unless the context clearly requires otherwise.

16.     CODE SECTION 409A. To the extent applicable, this Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with Code Section 409A. Notwithstanding the foregoing, the Company make no representations concerning Director’s tax consequences under this Agreement under Code Section 409A, or any other foreign, federal, state, or local tax law. Director’s tax consequences will depend, in part, upon the application of relevant tax law to the relevant facts and circumstances. Director should consult a competent and independent tax advisor regarding his tax consequences under this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Director has executed this Agreement, all effective as of the Effective Date.

CIVEO CORPORATION

BY:

NAME:

TITLE:

DIRECTOR

Deferred Share Award Agreement Signature Page